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                                                                    Exhibit 3.19
                                                                    ------------

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                            MINI BASE SYSTEMS, INC.
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          Pursuant to the provisions of Article 4.04 of the Texas Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which changes the name of the corporation.

                                       I.

                                      NAME
                                      ----

          The name of the corporation is MINI BASE SYSTEMS, INC.

                                      II.

                                DATE OF ADOPTION
                                ----------------

          The following amendment to the Articles of Incorporation was adopted by the shareholders and the Board of Directors of the corporation on the 28th day of November, 1989.

          Article I of the Articles of Incorporation is hereby amended to change the name of the corporation to read as follows:

              The name of the corporation is TOKHEIM AUTOMATION CORPORATION.
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                                      III

                                SHAREHOLDER VOTE
                                ----------------

          The number of the shares of the corporation outstanding at the time of the adoption of this Amendment was 10,000 shares of the common capital stock of the corporation; and the number of shares entitled to vote thereon was 10,000 shares of the common capital stock of the corporation. The holders of all of the shares of common capital stock outstanding and entitled to vote on the foregoing Amendment have signed a Consent in Writing adopting this Amendment.

          SIGNED this 28th day of November, 1989.

                                              /s/ Donald J. Drapp
                                              --------------------------
                                              DONALD J. DRAPP
                                              Chairman of the Board and
                                              Chief Executive Officer


THE STATE OF TEXAS   (S)

COUNTY OF HARRIS     (S)

          I, the undersigned Notary Public, do hereby certify that on the 28th day of November, 1989, personally appeared before me DONALD J. DRAPP, who declared to me that he is the Chairman of the Board and Chief Executive Officer of MINI BASE SYSTEMS, INC., a Texas corporation, and being first duly sworn, acknowledged that he executed the foregoing instrument in the capacity therein set forth and declares that the statements contained therein are true and correct.

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          IN WITNESS WHEREOF, I hereunto set my hand and seal the day and year before written.


                                          /s/ Carol Bell
                                          --------------------------------
                                          NOTARY PUBLIC, STATE OF TEXAS


                                          Carol Bell
                                          --------------------------------
                                          (printed name of notary)
                                          Commission Expires 4/23/92
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